                                                                     Exhibit 4.2

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

                          ARTESYN TECHNOLOGIES, INC.

                             3.0% CONVERTIBLE NOTE
                             DUE JANUARY 15, 2007

No. A-1                                                              $50,000,000

          Artesyn Technologies, Inc., a Florida corporation (the "Company"), for
                                                                  -------
value received, hereby promises to pay to Finestar International Limited, a British Virgin Islands corporation, or registered assigns, the principal sum of Fifty Million Dollars ($50,000,000) on January 15, 2007 (the "Maturity Date")
                                                              -------------
and to pay interest thereon, from January 15, 2002 (the "Original Issue Date"),
                                                         -------------------
or from the most recent interest payment date to which interest has been paid, semi-annually on January 15 and June 15 in each year, commencing June 15, 2002, at the rate of 3.0% per annum until the principal hereof has been paid in full. The Company shall pay interest due on each interest payment date in cash. The interest so payable shall be paid to the Person in whose name this Security (as defined below) is registered at 5:00 p.m., New York City time, on the regular record date for such interest, which shall be the date two business days immediately prior to the interest payment date. Notwithstanding the foregoing or anything to the contrary contained herein, all payments of interest hereunder shall be net of applicable withholding tax. Payment of the principal of (and premium, if any, on) this Security shall be made upon the surrender of this Security to the Company, at its chief executive office (or such other office within the United States as shall be designated by the Company to the holder hereof) (the "Designated Office"), in such coin or currency of the United States
              -----------------
of America as at the time of payment shall be legal tender for the payment of public and private debts. Payment of interest in cash and all other amounts payable in cash with respect to this Security shall be made by wire transfer to the holder, provided that if the holder shall not have furnished wire instructions in writing to the Company no later than the business day immediately prior to the date on which the Company makes such payment, such payment may be made by U.S. dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Company security register. Whenever there is a reference in this Security, in any context, to the payment of the interest on this Security, such reference shall be deemed to include reference to the payment of the Non-Exclusive Remedy payable as described in the Registration Rights Agreement to the extent that, in such context, the Non-Exclusive Remedy is, was or would be payable in respect of this Security, and express reference of payment of the Non-Exclusive Remedy (if applicable) in any provision of this Security shall not be construed as excluding the Non-Exclusive Remedy in those provisions of this Security where such express reference is not made. Capitalized terms used and not otherwise defined herein, shall have the respective meanings given to those terms in Section 8 hereof.

     1. Redemption. This Security is subject to redemption, as a whole or from time to time in part (in any amount not less than $1,000,000), upon not less than 30 (or, if impracticable, such lesser period as may be practicable under the circumstances, but in no event less than 15 days) nor more than 60 days' notice in the manner provided in Section 9(b) (provided that any conditions set forth below in this Section 1 are satisfied), at the election of the Company, at a redemption price of 100% of the principal amount thereof, together with accrued and unpaid interest to the redemption date (the "Redemption Date") plus any remaining interest that would have been payable had
 ---------------
this Security remained outstanding until the Maturity Date, such redemption price to be payable in cash only; provided, however, that the Company may not
                                  --------  -------
redeem this Security prior to January 15, 2005 and thereafter unless (and the Company may not deliver a notice of redemption unless) (A) (i) a shelf registration statement with respect to the resale by the holders of the Common Stock issuable upon conversion of this Security has been declared effective under the Securities Act by the Commission in accordance with the Registration Rights Agreement, (ii) such shelf registration statement is effective and the use of it has not been suspended on the date notice of redemption is given and
(iii) the Company expects such registration to remain effective and the use of the registration statement not to be suspended through the Redemption Date and for the 45 days following the Redemption Date or (B) the shares of Common Stock issuable upon conversion of this Security are freely tradable under Rule 144(k) promulgated under the Securities Act.

     2.   Conversion.

             (a)  Right to Convert.
                  ----------------

                    (1) The holder of this Security is entitled at any time and from time to time before the close of business on the Maturity Date (or, in case this Security is called for redemption or the holder hereof has exercised its right to require the Company to repurchase this Security or a portion hereof pursuant to Section 3 hereof, then in respect of this Security or such portion hereof, as the case may be, until and including, but (unless the Company defaults in making the payment due upon redemption or repurchase) not after, 12:00 p.m., New York City time, on the Redemption Date or the Repurchase Date, as the case may be), to convert all or any portion of the principal amount of this Security (in an amount no less than $1,000,000) into that number of fully paid and nonassessable shares of Common Stock of the Company equal to (i) the amount of principal to be so converted divided by (ii) $11.00 (or such price as adjusted if an adjustment has been made as provided below in this Section 2, the "Conversion Price"), by surrender of this Security, duly endorsed or assigned to
  ----------------
the Company or in blank to the Company at the Designated Office, accompanied by written notice to the Company (the "Conversion Notice") that the holder hereof
                                    -----------------
irrevocably elects to convert this Security (or if less than the entire principal amount hereof is to be converted, specifying the portion hereof to be converted). Notwithstanding the foregoing, unless the holder of this Security notifies the Company to the contrary, such holder shall be deemed for all purposes to have converted this Security, subject only to surrender of this Security against delivery of the Common Stock and cash payable for fractional shares issuable upon such conversion (which surrender may take place before or after the date of such deemed conversion, without affecting the validity thereof), (A) immediately prior to the close of business on the Redemption Date, if this Security is redeemed pursuant to Section 1 hereof, or (B) immediately prior to the close of business on the Maturity Date, in each case, if the Closing Price of the Common Stock on the immediately preceding Trading Day exceeds 115% of the Conversion Price.

               (2) Within 30 days after surrender of this Security for conversion, the holder will be entitled to payment in cash of the interest accruing on the principal amount of this Security then being converted and unpaid to such date of conversion.

               (3) Subject to the adjustments to the Conversion Price as provided in this Section 2, no payment or adjustment is to be made on conversion for dividends on the Common Stock issued on conversion hereof.

               (4) Notwithstanding any other provision of this Security, the Company shall, if the holder so elects, deliver the Common Stock issuable upon conversion of this Security to any third party designated by the holder.

               (5) If any of the foregoing provisions of this Section 2(a) are inconsistent with applicable law, such law shall govern.

               (6) Notwithstanding anything to the contrary stated herein, if an event occurs or circumstances exist that, assuming issuance of the full number of shares of Common Stock issuable upon conversion of this Security (in whole or in part) in accordance with this Section 2, would result in a violation of Nasdaq Marketplace Rule 4350 (or any similar applicable rule), then upon receipt of a Conversion Notice, the Company shall:

                    (i) promptly issue the maximum number of shares of Common Stock allowable without resulting in such violation;

                    (ii) promptly take all action necessary in accordance with applicable law and the Company's certificate of incorporation and bylaws to hold and convene a meeting of the Company's shareholders (but not later than 45 days after the date of receipt of the Conversion Notice) and the Company and its Board of Directors shall not postpone or adjourn such meeting, and the Company and its Board of Directors shall take all other actions necessary or advisable, to secure the vote or consent of the shareholders to approve the issuance in full of the shares of Common Stock issuable upon conversion of this Security;

                    (iii) if necessary shareholder approval or consent has been received, promptly issue the remaining shares issuable under the Conversion Notice (the "NASD Excess Shares"); and
             ------------------

                    (iv) if necessary shareholder approval or consent has not been received and the meeting described in subparagraph (ii) above has been convened, promptly pay to the holder in cash the amount equal to (A) the NASD Excess Shares multiplied by (B) the Current Market Price per share of Common Stock on the date of receipt of the Conversion Notice.

               (7) Notwithstanding anything to the contrary contained herein, if issuance of the full number of shares of Common Stock issuable upon conversion of this Security (in whole or in part) in accordance with this
Section 2 would require the Company and the holder to each make an HSR Filing and file related material with the FTC and DOJ under the HSR Act, the Company shall, upon receipt of the Conversion Notice:

                    (i) promptly issue the maximum number of shares of Common Stock allowable without making such HSR Filing as represented by a stock certificate or certificates bearing a customary Securities Act legend;

                    (ii) promptly issue the remainder of the shares issuable pursuant to such Conversion Notice (the "HSR Excess Shares") as represented by a
                                         -----------------
stock certificate or certificates bearing both a customary Securities Act legend and the following legend (the "Non-Voting Legend"):
                               -----------------

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE NOT ENTITLED TO VOTE IN ELECTIONS FOR DIRECTORS OF ARTESYN TECHNOLOGIES, INC."

                    (iii) promptly cooperate with the holder in good faith to submit such HSR Filing; provided, however, that the Company shall not seek early
                        --------  -------
termination of any waiting period under the HSR Act without the prior written consent of the holder; provided, further, that if the holder so requests, the
                       --------  -------
Company and the holder shall each use all reasonable efforts to obtain early termination of such waiting period, and shall in any case promptly supply the other with any information which may be required in order to effectuate such filings and supply any additional information which may be reasonably required by the FTC or DOJ;

                    (iv) remove the Non-Voting Legend from stock certificates representing such number of HSR Excess Shares as the holder may request from time to time (including with respect to transfers other than to a member of the Purchaser Group); provided, however, that the removal of the Non-Voting Legend
                  --------  -------
from such stock certificates representing HSR Excess Shares would not require the Company and the Holder to each make an HSR Filing; and

                    (v) if the Company or the holder does not receive an approval notice from the DOJ or the FTC pursuant to the HSR Filing submitted pursuant to subparagraph (iii) above within 45 days after filing, promptly pay to the holder, at the holder's request, in cash the amount equal to (A) the HSR Excess Shares multiplied by (B) the Current Market Price per share of Common Stock on the date of receipt of the Conversion Notice; provided, however, that
                                                       --------  -------
if at any time any portion of this Security would be accounted for as a derivative classified outside of shareholders' equity under GAAP as a result of this subparagraph (v), then the holder shall not have any rights under this subparagraph (v).

                    The holder of this Security acknowledges and agrees that shares represented by stock certificates bearing the Non-Voting Legend shall not be entitled to vote in elections for directors of the Company.

        (b)  Adjustments to Conversion Price for Certain Dilutive Issuances.
             ---------------------------------------------------------------

               (1) In the event that the Company shall issue, from time to time, Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2(b)(3)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue:

               (i) after the Original Issue Date and on or before June 15, 2002, then and in such event, the Conversion Price in effect on the date of and immediately prior to such issue shall be decreased, concurrently with such issue, to a price equal to (A) the aggregate consideration received by the Company for the Additional Shares of Common Stock, divided by (B) the total number of Additional Shares of Common Stock so issued; or

               (ii) after June 15, 2002, then and in such event, the Conversion Price in effect on the date of and immediately prior to such issue shall be decreased, concurrently with such issue, by multiplying such Conversion Price by a fraction:

                    (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and

                    (B) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of Additional Shares of Common Stock so issued.

          (2)  Special Definitions. For purposes of this Section 2, the
               -------------------
following definitions apply:

               (i)  "Additional Shares of Common Stock" shall mean all shares of
                     ---------------------------------
Common Stock issued (or, pursuant to Section 2(b)(3), deemed to be issued) by the Company after the Original Issue Date, other than:

                    (A) this Security or a new Security or Securities issued in replacement thereof, or shares of Common Stock issued or issuable upon conversion thereof;

                    (B) Warrants issued concurrently with this Security, or shares of Common Stock issued or issuable upon exercise thereof;

                    (C) shares of Common Stock issued or issuable upon conversion of Options (net of repurchases, expirations, cancellations and terminations) (and including options outstanding as of the Original Issue Date) and any additional shares issued or issuable pursuant to stock option or stock purchase agreements approved by a majority of the Board of Directors or any committee thereof, in all cases issued to officers, directors or employees of, or consultants to, the Company under stock option or stock purchase plans that have been approved by the shareholders of the Company;

                    (D) shares of Common Stock issued or issuable upon conversion or exercise of convertible or exercisable securities in existence on the date hereof that have not yet been converted or exercised as of the date hereof;

                    (E) shares of Common Stock for which adjustment to the Conversion Price is made pursuant to Sections 2(c), (d), (e), (f) or (g);

                     (F) the grant, sale or issuance of Options, Convertible Securities and or Common Stock pursuant to the Rights Agreement;

                     (G) the issuance of shares of Common Stock (or Options) or Convertible Securities in connection with acquisitions and commercial relationships (provided, however, that a purpose of such transactions is not
               --------  -------
capital raising);

                     (H) the issuance of shares of Common Stock in satisfaction of any earn-out or contingent payment obligation of the Company arising out of acquisitions consummated before the Original Issue Date (or Options issued in consideration for any forbearance thereof); and

                     (I) the issuance of shares of capital stock to the holder of this Security or any Affiliate thereof in connection with any strategic relationship, joint venture, merger, consolidation, acquisition or similar event.

               (ii)  "Convertible Securities" shall mean any evidences of
                      ----------------------
indebtedness, shares (other than Common Stock) or other securities convertible into or exchangeable for Common Stock.

               (iii) "Options" shall mean rights, options, or warrants to
                      -------
subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

          (3)  Deemed Issue of Additional Shares of Common Stock.  In the event
               -------------------------------------------------
the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities (to the extent not excluded from the definition of Additional Shares of Common Stock), then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

               (i) no further adjustments in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

               (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however,
                                                          --------  -------
that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of this Security, in whole or in part, as the case may be);

               (iii) upon the expiration or termination of any such Options or any conversion or exchange rights related to such Convertible Securities, the Conversion Price, to the extent in any way affected by or computed using such Options or rights related to such Convertible Securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Options or Convertible Securities which remain in effect) actually issued upon the exercise of such Options or rights related to such Convertible Securities; and

               (iv) no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (a) the Conversion Price on the original adjustment date, or (b) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

          (4)  Determination of Consideration.  For purposes of this Section
               ------------------------------
2(b), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (i)   Cash and Property: Such consideration shall:
                     -----------------

                     (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company;

                     (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                     (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

               (ii)  Options and Convertible Securities. The consideration per
                     ----------------------------------
share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2(b)(3), relating to Options and Convertible Securities, shall be determined by dividing:

                     (A) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible

Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

               (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

          (c)  Adjustment to Conversion Price for Subdivisions or Combinations
               ---------------------------------------------------------------
of Common Stock. In case outstanding Common Stock shall be subdivided (by a
---------------
stock split, stock dividend, recapitalization or otherwise) into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding Common Stock shall each be combined (by reverse stock split, recapitalization or otherwise) into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (d)  Adjustment to Conversion Price for Distributions of Property.  In
               ------------------------------------------------------------
case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, or other property (including securities, but excluding (i) any dividend or distribution paid exclusively in cash, (ii) any dividend or distribution of Additional Shares of Common Stock referred to in Section 2(b), (iii) any stock dividend to which Section 2(c) applies, and (iv) any merger or consolidation to which Section 2(o) applies), the Conversion Price shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Determination Date for such distribution by a fraction of which (A) the numerator shall be the Current Market Price per share of Common Stock on such Determination Date less the then fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and (B) the denominator shall be the Current Market Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Determination Date. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 2(d) by reference to the actual or when issued trading market for any securities constituting such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price per share.

          (e)  Adjustment to Conversion Price for Distributions of Cash. In case
               --------------------------------------------------------
the Company shall, by dividend or otherwise, make a Cash Distribution, then, and in each such case, immediately after the close of business on the Determination Date for such Cash Distribution, the Conversion Price shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Determination Date by a fraction (i) the numerator of which shall be equal to the Current Market Price per share of the Common Stock on such Determination Date less an amount equal to the quotient of (A) the amount of such Cash Distribution divided by (B) the number of shares of Common Stock outstanding on such Determination Date and
(ii) the denominator of which shall be equal to the Current Market Price per share of the Common Stock on such Determination Date.

          (f)  Adjustment to Conversion Price for Excess Purchase Payment.  In
               ----------------------------------------------------------
case the Company or any Subsidiary shall make an Excess Purchase Payment, then, and in each such case, immediately prior to the opening of business on the day after the tender offer in respect of which such Excess Purchase Payment is to be made expires, the Conversion Price shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Determination Date for such tender offer by a fraction (i) the numerator of which shall be equal to the Current Market Price per share of Common Stock on such Determination Date less an amount equal to the quotient of (A) the Excess Purchase Payment divided by
(B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Determination Date less the number of all Common Stock validly tendered and not withdrawn as of the Determination Date and (ii) the denominator of which shall be equal to the Current Market Price per share of Common Stock as of such Determination Date.

          (g)  Adjustment to Conversion Price for Reclassification of Common
               -------------------------------------------------------------
Stock.  The partial reclassification of Common Stock into securities other than
-----
Common Stock (other than any reclassification upon a consolidation or merger to which Section 2(o) applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be the Determination
Date), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of Section 2(c)).

          (h)  No Adjustments and Rounding.  No adjustment in the Conversion
               ---------------------------
Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (h)) would require an increase or decrease of at least one percent in such price; provided, however, that any
                                                --------  -------
adjustments which by reason of this paragraph (h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2 shall be made to the nearest cent.

          (i)  Adjustment for Tax Treatment. The Company may make such decreases
               ----------------------------
in the Conversion Price, for the remaining term of the Securities or any shorter term, in addition to those required by Section 2 as it considers to be advisable in order to avoid or diminish any income tax to any holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

          (j)  Certificate of Conversion Price Adjustment.  Whenever the
               ------------------------------------------
Conversion Price is adjusted as provided in Section 2, the Company shall compute the adjusted Conversion Price in accordance with Section 2 and shall prepare a certificate signed by the chief financial officer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and shall promptly deliver such certificate to the holder of this Security. As a condition to the effectiveness of any such adjustment, the Company may require the holder of this Security to pay, in cash, the amount of any withholding tax which may be due as a result of such adjustment.

          (k)  Notice of Events.  In case:
               ----------------

               (1) the Company shall declare a dividend or other distribution on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require any adjustment pursuant to this Section 2; or

               (2) the Company shall authorize the granting to the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

               (3) of any reclassification of the Common Stock, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Company; or

               (4) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

               (5) the Company or any Subsidiary shall commence a tender offer for all or a portion of the Company's outstanding Common Stock (or shall amend any such tender offer);

               then the Company shall cause to be delivered to the holder of this Security, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record, expiration and effective date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, (B) the date on which the right to make tenders under such tender offer expires and (C) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (1) through (5) of this Section 2(k).

          (l)  Reservation of Common Stock. The Company shall at all times
               ----------------------------
reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Security, the full number of shares of Common Stock then issuable upon the conversion of this Security.

          (m)  Taxes. The Company will pay any and all taxes and duties that may
               -----
be payable in respect of the issue or delivery of Common Stock on conversion of the Security, subject to receipt of amounts due hereunder from the holder of this Security in respect of applicable withholding taxes, if any, and except for taxes based on income or gain of such holder. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that of the holder of this Security (or a third party as may be designated by the holder pursuant to Section 2(a)(4)), and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

          (n)  Due Authorization and Valid Issuance. The Company agrees that all
               ------------------------------------
Common Stock which may be delivered upon conversion of the Security, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable (and shall be issued out of the Company's authorized but unissued Common Stock) and, except as provided in Section 2(m), the Company will pay all taxes, liens and charges with respect to the issue thereof.

          (o)  Consolidation, Merger, Etc. In case of any consolidation of the
               --------------------------
Company with any other Person, any merger of the Company into another Person or of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding Common Stock of the Company) or any conveyance, sale, transfer or lease of all or substantially all of the properties and assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such properties and assets, as the case may be (except if such transaction involves a Change of Control resulting from a sale of all or substantially all of the assets of the Company solely for cash, and the holder of this Security has been paid the full amount due upon such Change of Control pursuant to Section 3(a) herein), shall execute and deliver to the holder of this Security a supplemental agreement providing that such holder have the right thereafter, during the period this Security shall be convertible as specified in Section 2(a), to convert this Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (including any Common Stock retainable) by a holder of the number of shares of Common Stock of the Company into which this Security might have been converted immediately prior to such consolidation, merger, conveyance, sale, transfer or lease, assuming such holder of Common Stock of the Company (i) is not a Person with which the Company consolidated, into which the Company merged or which merged into the Company or to which such conveyance, sale, transfer or lease was made, as the case may be (a "Constituent Person"), or an
                                                   ------------------
Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer, or lease is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, conveyance, sale, transfer or lease by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing
                                                              ------------
Share"), then for the purpose of this Section 2(o) the kind and amount of
-----
securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by the holders of each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments to the Conversion Price provided for in this Section 2 with respect to any securities into which this Security becomes convertible pursuant to this Section 2(o). The above provisions of this Section 2(o) shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. In this paragraph, "securities of the kind receivable" upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of Common Stock means securities that, among other things, are registered and transferable under the Securities Act, and listed and approved for quotation in all securities markets, in each case to the same extent as such securities so receivable by a holder of Common Stock. If this Section 2(o) applies to any event or occurrence, then the provisions of Sections 2(b) to 2(i) shall not apply.

          (p)  Registration and Listing.  The Company (1) will effect all
               ------------------------
registrations with, and obtain all approvals by, all governmental authorities that may be necessary under any United States Federal or state law (including the Securities Act, the Securities Exchange Act of 1934 and state securities and Blue Sky laws) for the Common Stock issuable upon conversion of this Security to be lawfully issued and delivered as provided herein, and thereafter publicly traded (if permissible under the Securities Act) and qualified or listed as contemplated by clause (1) (it being understood that the Company shall not be required to register the Common Stock issuable on conversion hereof under the Securities Act except pursuant to the Registration Rights Agreement between the Company and the initial holder of this Security); and (2) will list the Common Stock required to be issued and delivered upon conversion of Securities, prior to such issuance or delivery, on each national securities exchange on which outstanding Common Stock is listed or quoted at the time of such delivery, or if the Common Stock is not then listed on any securities exchange, to qualify the Common Stock for quotation on the Nasdaq National Market or such other inter-dealer quotation system, if any, on which the Common Stock is then quoted.

     3.   Right to Require Repurchase.

          (a) The holder of this Security shall have the right, at such holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, this Security, or any portion of the principal amount hereof in an amount not less than $1,000,000, on the date (the "Repurchase Date") that is: (i) any time on or after January 15, 2005, or (ii)
 ---------------
in the event that a Change in Control shall occur, then fifteen (15) Trading Days after the date on which the Company gives notice of such Change of Control to the holder of this Security, at a purchase price equal to the Repurchase Price. Notwithstanding the foregoing, in the event the Change of Control involves a purchase of all or substantially all of the assets of the Company solely for cash, then upon the occurrence of such Change of Control, this Security shall be automatically redeemed for an amount equal to accrued and unpaid interest plus the greater of (i) 115% of the principal amount outstanding under the Security or (ii) the fair market value of the shares of Common Stock issuable upon conversion of this Security, assuming such conversion occurred immediately prior to such

Change of Control. The Company agrees to give the holder of this Security notice, in the manner provided in Section 9(b), of any Change in Control, promptly and in any event not more than 2 Trading Days after the occurrence thereof.

     (b) To exercise a repurchase right, the holder shall deliver to the Company, together with this Security, written notice of the holder's exercise of such right, which notice shall set forth the name of the holder, the principal amount of this Security to be repurchased (and, if this Security is to be repurchased in part, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain outstanding after such repurchase is to be registered), a statement that an election to exercise the repurchase right is being made thereby, and a statement as to whether the repurchase is pursuant to a Change of Control or not (the "Repurchase Notice"). The holder shall deliver the Repurchase Notice (i) in the
 -----------------
case of a repurchase upon a Change of Control, not less than 5 days prior to the Repurchase Date, or (ii) in the case of a repurchase other than upon a Change of Control, not less than thirty (30) nor more than sixty (60) days prior to the Repurchase Date. Such Repurchase Notice shall be irrevocable, except that the right of the holder to convert this Security (or the portion hereof with respect to which the repurchase right is being exercised) shall continue until the close of business on the Trading Day prior to the Repurchase Date.

     (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the holder the Repurchase Price in cash only on or prior to the Repurchase Date.

     (d) Without prejudice to any other rights that may be available to the holder of this Security, if this Security (or portion thereof) is surrendered for repurchase and the applicable Repurchase Price is not paid on the Repurchase Date, the principal amount of this Security (or such portion hereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate of 12.0% per annum, payable in cash, and shall remain convertible into Common Stock until the principal of this Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

     (e) If this Security is to be repurchased only in part, it shall be surrendered to the Company at the Designated Office (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the holder hereof or his attorney duly authorized in writing), and the Company shall execute and make available for delivery to the holder without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

     (f) In the event that there shall be any conversion of this Security (including any deemed conversion) pursuant to Section 2 after the holder of this Security has delivered a Repurchase Notice to the Company, the holder shall promptly reimburse the Company for all fees, costs and expenses paid to third parties incurred by it in connection with any arrangement or facility intended to finance the Repurchase Price of the portion of this Security so converted (and such reimbursement shall be limited to those fees, costs and expenses incurred by the Company after delivery of such Repurchase Notice and attributable to financing such Repurchase Price).

     (g)  For purposes of this Section 3:

               (1)   the term "beneficial owner" shall be determined in
                               ----------------
accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934;

               (2)   a "Change in Control" shall be deemed to have occurred at
                        -----------------
the time, after the original issuance of this Security, of:

                     (i) the acquisition by any Person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors (any shares of voting stock of which such Person is the beneficial owner that are not then outstanding being deemed outstanding for purposes of calculating such percentage) other than any such acquisition by the Company or any employee benefit plan of the Company; or

                     (ii) any consolidation or merger of the Company with or into, any other Person, any merger of another Person with or into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the assets of the Company to another Person (other than (A) any such transaction pursuant to which holders of Common Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving Person immediately after such transaction and (B) any merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding Common Stock or (y) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding Common Stock into solely shares of common stock); or

                     (iii) any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all shares of Common Stock are exchanged for, converted into, acquired for or constitute solely the right to receive, consideration which is not all or substantially all common stock that is (a) listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange, or (b) approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices; and

               (3)   "Repurchase Price" means the sum of (i) accrued and unpaid
                      ----------------
interest on this Security to the date of payment and (ii) (A) in the case of repurchase pursuant to a Change of Control, 115% of the principal amount of this Security then outstanding, or (B) in the case of repurchase other than pursuant to a Change of Control, 100% of the principal amount of this Security to be repurchased pursuant to this Section 3.

     4.  Certain Covenants.

           (a)  Financial Information. Whether or not required by the rules and
                ---------------------
regulations of the Commission, so long as this Security is outstanding, the Company will furnish to the holders of this Security (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K (or any successor forms) if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K (or any successor form) if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as this Security remains outstanding, it will furnish to the holder of this Security and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     5.  Events of Default.

           (a)  "Event of Default", wherever used herein, means any one of the
                 ----------------
following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                    (1) default in the payment of any principal, interest or premium under this Security when it becomes due and payable and the continuance thereof for a period of three (3) business days; or

                    (2) default by the Company in the performance of its obligations in respect of any conversion of this Security (or any portion hereof) in accordance with Section 2 for a period of 5 days; or

                    (3) failure by the Company to give any notice of a Change of Control required to be delivered in accordance with Section 3(a); or

                    (4) (i) default in the performance of or breach of the covenants specified in Section 4, (ii) default in the performance, or breach, of any other covenant, obligation or agreement of the Company herein (other than a covenant a default in the performance or breach of which is specifically dealt with elsewhere in this Section 5(a)), (iii) a material breach of any covenant under the Agreement, or (iv) a breach of any representation or warranty under the Agreement resulting in a Material Adverse Effect, and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the holder of this Security a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (5) a default under (i) the Company Credit Agreement or (ii) any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Subsidiary, or under any agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Subsidiary, with a principal amount then outstanding in excess of $7,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay the principal of such indebtedness (in whole or in any part greater than $7,000,000) when due and payable or may result in such indebtedness (in whole or in any part greater than $7,000,000) becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or

          (6) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its or their respective property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (7) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either the Company or a Significant Subsidiary, or the filing by either the Company or a Significant Subsidiary of a petition or answer or consent seeking reorganization or similar relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the property of either the Company or any Significant Subsidiary, or the making by either the Company or any Significant Subsidiary of an assignment for the benefit of creditors, or the admission by either the Company or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action.

     (b) If an Event of Default (other than an Event of Default specified in Section 5(a)(6) or 5(a)(7)) occurs and is continuing, then in every such case the holder of this Security may declare the principal hereof to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal and all accrued interest thereon shall become immediately due and payable. If an Event of Default specified in Section 5(a)(6) or 5(a)(7) occurs and is continuing with respect to the Company, the principal of, and accrued interest on, this Security shall ipso facto become immediately due and payable without any declaration or other act of the holders.

          (c) The Company will give the holder of this Security notice, within two Trading Days of the occurrence thereof, of any Event of Default or any event that, with the giving of notice or passage of time or both, would become an Event of Default. Such notice shall be given in the manner provided in Section 9(b).

     6.  Consolidation, Merger, Etc.

          (a) The Company shall not consolidate with or merge into any other Person or, directly or indirectly, convey, transfer, sell or lease all or substantially all of its properties and assets to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or, directly or indirectly, convey, transfer, sell or lease all or substantially all of its properties and assets to the Company, unless:

                    (1) in case the Company shall consolidate with or merge into another Person or convey, transfer, sell or lease all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or sale, or which leases, all or substantially all the properties and assets of the Company shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, if other than the Company, by an agreement supplemental hereto, executed and delivered to the holder of this Security in form satisfactory to the holder, the due and punctual payment of the principal of and any interest on this Security and the performance or observance of every covenant of this Security on the part of the Company to be performed or observed, including, to the extent provided in Section 2(o), the conversion rights provided herein (which shall thereafter relate to common stock of such successor, on a basis reasonably designed to preserve the economic value to the holder of this Security of such conversion rights);

                    (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary of the Company as a result of such transaction as having been incurred by the Company or such Subsidiary of the Company at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

                    (3) the Company has delivered to the holder of this Security an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental agreement is required in connection with such transaction, such supplemental agreement, comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with.

          (b) Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer, sale or lease of all or substantially all of the properties and assets of the Company in accordance with Section 6(a) (except if such transaction involves a Change of Control resulting from a sale of all or substantially all of the assets of the Company solely for cash, and the holder of this Security has been paid the full amount due upon such Change of Control pursuant to Section 3(a) herein), the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Security with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Security.

     7.  Subordination.

          (a) The Company covenants and agrees, and the holder of this Security by its acceptance hereof likewise covenants and agrees, that this Security is subject to the provisions of this Section 7; and each Person holding this Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

                    The payment of the principal of, premium, if any, and interest on this Security (including, but not limited to, the redemption price or repurchase price with respect to this Security or payment in cash for NASD Excess Shares or HSR Excess Shares pursuant to Section 2(a)(6) or (7), as the case may be) shall, to the extent and in the manner hereinafter set forth, be subordinated to the prior payment in full, in cash or in such other form of payment as may be acceptable to the holders of Senior Indebtedness, of all Senior Indebtedness.

                    No provision of this Section 7 shall prevent the occurrence of any default or Event of Default under this Security.

          (b)  Payments to Holders. No payment (including pursuant to any
               -------------------
redemption or repurchase of this Security or payment in cash for NASD Excess Shares or HSR Excess Shares pursuant to Section 2(a)(6) or (7), as the case may
be) shall be made with respect to the principal of, or premium, if any, or interest on this Security, if:

                    (1) a default in the payment of principal, premium, if any, or interest or other payment due on Senior Indebtedness occurs and is continuing beyond any applicable period of grace (a "Payment Default"); or
                                          ---------------

                    (2) a default, other than a Payment Default, occurs and is continuing with respect to Senior Indebtedness that then permits holders of the Senior Indebtedness as to which such default related to accelerate its maturity and the holder of this Security and the Company receive a written notice of such default (a "Payment Blockage Notice") from a representative of Senior
            -----------------------
Indebtedness or a holder of Senior Indebtedness or the Company (a "Non-Payment
                                                                   -----------
Default").
-------

                    The Company may and shall resume payments on this Security
(i) in the case of a Payment Default, on the date upon which such default is cured or waived or ceases to exist, and

(ii) in the case of a Non-Payment Default with respect to Senior Indebtedness, on the earlier of the date on which the Non-Payment Default is cured or waived or ceases to exist or 179 days have passed after the date on which the applicable Payment Blockage Notice is received.

          No new period of payment blockage may be commenced pursuant to a Payment Blockage Notice unless (A) at least 365 days shall have elapsed since the Company's receipt of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal, premium, if any, and interest on this Security that have come due have been paid in full in cash, or in such other form of payment as may be acceptable to the holder of this Security, and the holder of this Security shall not have begun proceedings to enforce the right of the holder to receive payments. No default (whether or not such event of default is on the same issue of Senior Indebtedness) that existed or was continuing on the date of delivery of any Payment Blockage Notice to the holder of this Security shall be, or be made, the basis for a subsequent Payment Blockage Notice.

          In addition, in the event of any acceleration of this Security because of an Event of Default, no payment or distribution (including with respect to any redemption or repurchase of this Security or payment in cash for NASD Excess Shares or HSR Excess Shares pursuant to Section 2(a)(6) or (7), as the case may
be) shall be made to the holder of this Security with respect to the principal of, premium, if any, or interest on this Security, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Security. If payment of this Security is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

          Notwithstanding the foregoing, in the event that the holder of this Security receives any payment or distribution of assets of the Company of any kind in contravention of any term of this Section 7, whether in cash, property or securities, including, without limitation, by way of setoff or otherwise, before all Senior Indebtedness is paid in full, in cash or such other form of payment as may be acceptable to the holders of Senior Indebtedness, then such payment or distribution shall be held by the recipient or recipients in trust for the benefit of, and shall immediately be paid over or delivered to, the holders of Senior Indebtedness or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to make payment in full, in cash or such other form of payment as may be acceptable to the holders of Senior Indebtedness, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of such Senior Indebtedness.

          This Section 7(b) shall be subject to the further provisions of
Section 7(e).

   (c)  Bankruptcy and Dissolution, Etc. Upon any payment by the Company, or
        -------------------------------
distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, in cash or in such other form of payment as may be acceptable to the holders of Senior Indebtedness, before any payment is made on account of the principal or premium, if any, and interest on this Security; and upon any such dissolution, winding-up, liquidation or reorganization or bankruptcy, insolvency, receivership or other such proceedings, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of this Security would be entitled, except for the provisions of this Section 7, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holder of this Security if received by it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash or in such other form of payment as may be acceptable to the holders of Senior Indebtedness after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holder of this Security.

          Notwithstanding the foregoing, in the event that the holder of this Security receives any payment or distribution of assets of the Company of any kind in contravention of any term of this Security, whether in cash, property or securities, including, without limitation, by way of setoff or otherwise, before all Senior Indebtedness is paid in full, in cash or such other form of payment as may be acceptable to the holders of Senior Indebtedness, then such payment or distribution shall be held by the recipient or recipients in trust for the benefit of, and shall immediately be paid over or delivered to, the holders of Senior Indebtedness or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to make payment in full, in cash or such other form of payment as may be acceptable to the holders of Senior Indebtedness, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of such Senior Indebtedness.

          For purposes of Section 7(b) hereof and this Section 7(c), the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated (at least to the extent provided in this Section 7 with respect to this Security) to the payment of all Senior Indebtedness which may at the time be outstanding. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Section 6 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 7(c) if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Section 6.

               This Section 7(c) shall be subject to the further provisions of
Section 7(e).

       (d)  Subrogation. Subject to the payment in full in cash, or in such
            -----------
other form of payment as may be acceptable to the holders of Senior Indebtedness, of all Senior Indebtedness, the rights of the holder of this Security shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this
Section 7 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as this Security is subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of, and premium, if any, and interest on this Security shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holder of this Security would be entitled except for the provisions of this Section 7, and no payment over pursuant to the provisions of this Section 7, to or for the benefit of the holders of Senior Indebtedness by holders of this Security, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the holder of this Security, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the holder of this Security pursuant to the subrogation provisions of this
Section 7, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of this Security. It is understood that the provisions of this Section 7 are and are intended solely for the purposes of defining the relative rights of the holder of this Security, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

               Nothing contained in this Section 7 or elsewhere in this Security is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the holder of this Security, the obligation of the Company, which is absolute and unconditional, to pay to the holder of this Security the principal of, and premium, if any, and interest on the Security as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of this Security and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of this Security from exercising all remedies otherwise permitted by applicable law upon default under this Security, subject to the rights, if any, under this
Section 7 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

               Upon any payment or distribution of assets of the Company referred to in this Section 7, the holder of this Security shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the holder of this Security, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 7.

     (e)  Notice. The Company shall give prompt written notice to the holder of
          ------
this Security of any fact known to the Company which would prohibit the making of any payment of monies to in respect of this Security pursuant to the provisions of this Section 7. Notwithstanding the provisions of this Section 7 or any other provision of this Security, the holder of this Security shall not be charged with knowledge of the existence of any Senior Indebtedness or of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment of monies to the holder of this Security pursuant to the provisions of this Section 7, unless and until the holder of this Security shall have received written notice thereof in the manner set forth in Section 9(b) from the Company or a holder or holders of Senior Indebtedness or from any trustee thereof who shall have been certified by the Company or otherwise established to the reasonable satisfaction of the holder of this Security to be such holder or trustee; and before the receipt of any such written notice, the holder of this Security shall be entitled in all respects to assume that no such facts exist.

              The holder of this Security shall be entitled to rely on the delivery to it of a written notice by a Person representing itself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the holder of this Security determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Section 7, the holder of this Security may request such Person to furnish evidence to the reasonable satisfaction of the holder of this Security as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Section 7, and if such evidence is not furnished the holder of this Security may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     (f)  No Impairment of Subordination. No right of any present or future
          ------------------------------
holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Security, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

     (g)  Certain Conversions Deemed Payment. For the purposes of this Section 7
          ----------------------------------
only, (1) the issuance and delivery of Junior Securities upon conversion of this Security in accordance with Section 2 shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on this Security or on account of the purchase or other acquisition of this Security, and (2) the payment, issuance or delivery of cash (including cash paid for fractional shares upon conversion of this Security in accordance with
Section 2), property or securities (other than Junior Securities) upon conversion of this Security in accordance with Section 2 shall be deemed to constitute payment on account of the principal of this Security. For the purposes of this Section, the term "Junior Securities" means (a) shares of any
                                    -----------------
stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, this Security is so subordinated as provided in this Section

7. Nothing contained in this Section 7 or elsewhere in this Security is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the holder of this Security, the right, which is absolute and unconditional, of the holder of this Security to convert this Security in accordance with Section 2.

     8. Definitions. Unless otherwise defined in this Security, the following capitalized terms shall have the following respective meanings when used herein:

     "Additional Shares of Common Stock" has the meaning given to such term in
      ---------------------------------
Section 2(b)(2) herein.

     "Affiliate" of any specified Person means any other Person directly or
      ---------
indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" means the Securities Purchase Agreement dated as of January 14,
      ---------
2002, by and between the Company and Purchaser, as defined therein.

     "Cash Distribution" means the distribution by the Company to all holders of
      -----------------
its Common Stock of cash, other than any cash that is distributed upon a merger or consolidation to which Section 2(o)) applies or as part of a distribution referred to in Section 2(d).

     "Change of Control" has the meaning given to such term in Section 3(f)(2)
      -----------------
herein.

     "Closing Price" means, with respect to the Common Stock of the Company, for
      -------------
any day, the reported last sale price per share on the Nasdaq National Market, or, if the Common Stock is not admitted to trading on the Nasdaq National Market, on the principal national securities exchange or inter-dealer quotation system on which the Common Stock is listed or admitted to trading, or if not admitted to trading on the Nasdaq National Market, or listed or admitted to trading on any national securities exchange or inter-dealer quotation system, the closing bid price per share in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

     "Commission" means the United States Securities and Exchange Commission, or
      ----------
any other federal agency at the time administering the Securities and Exchange Act of 1934, as amended, or the Securities Act, whichever is the relevant statute for the particular purpose.

     "Company" means Artesyn Technologies, Inc., a Florida corporation.
      -------

     "Common Stock" means the Common Stock, par value $0.01 per share, of the
      ------------
Company authorized at the date of this instrument as originally executed. Subject to the provisions of this Section 2, shares issuable on conversion or repurchase of this Security shall include only Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be
                           --------  -------
more than one such
resulting class, the shares so issuable on conversion of this Security shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     "Company Credit Agreement" means the Credit Agreement, dated as of January
      ------------------------
23, 2001, as amended, among the Company and certain of its Subsidiaries, Bank of America, N.A. and the other lender parties thereto (the "Lenders"), as such
                                                         -------
agreement is amended, modified, restated or supplemented through the date hereof.

     "Constituent Person" has the meaning given to such term in Section 2(o)
      ------------------
herein.

     "Conversion Notice" has the meaning given to such term in Section 2(a)(1)
      -----------------
herein.

     "Conversion Price" has the meaning given to such term in Section 2(a)(1)
      ----------------
herein.

     "Convertible Securities" has the meaning given to such term in Section
      ----------------------
2(b)(2) herein.

     "Current Market Price" per share of Common Stock on any date shall be
      --------------------
calculated by the Company and be deemed to be the average of the daily Closing Prices for the five consecutive Trading Days commencing ten Trading Days before the earlier of (i) the day in question and (ii) the day before the "ex date"
                                                                    -------
with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trade regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

     "Designated Office" has the meaning given to such term in the forepart of
      -----------------
this Security.

     "Determination Date" means, in the case of a dividend or other
      ------------------
distribution, including the issuance of rights, options or warrants, to shareholders, the date fixed for the determination of shareholders entitled to receive such dividend or other distribution and, in the case of a tender offer, the last time that tenders could have been made pursuant to such tender offer.

     "DOJ" has the meaning given to such term in the Agreement.
      ---

     "Events of Default" has the meaning given to such term in Section 5(a)
      -----------------
herein.

     "Excess Purchase Payment" means the product of (A) the excess, if any, of
      -----------------------
(i) the amount of cash plus the fair market value (as determined in good faith by the Company's Board of Directors) of any non-cash consideration required to be paid with respect to one share of Common Stock acquired or to be acquired in a tender offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock over (ii) the Current Market Price per share as of the last time that tenders could have been made pursuant to such tender offer and (B) the number of shares of Common Stock validly tendered and not withdrawn as of the Determination Date in respect of such tender offer.

     "FTC" has the meaning given to such term in the Agreement.
      ---

     "GAAP" means generally accepted United States accounting principles set
      ----
forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

     "HSR Act" has the meaning given to such term in the Agreement.
      -------

     "HSR Excess Shares" has the meaning given to such term in Section 2(a)(7)
      -----------------
herein.

     "HSR Filing" has the meaning given to such term in the Agreement.
      -----------

     "Junior Securities" has the meaning given to such term in Section 7(g)
      -----------------
herein.

     "Lenders" has the meaning given to such term in the definition of Company
      -------
Credit Agreement in this Section 8.

     "Maturity Date" means January 15, 2007.
      -------------

     "NASD Excess Shares" has the meaning given to such term in Section 2(a)(6)
      ------------------
herein.

     "Non-Electing Share" has the meaning given to such term in Section 2(o)
      ------------------
herein.

     "Non-Exclusive Remedy" has the meaning given to such term in the
      --------------------
Registration Rights Agreement.

     "Non-Payment Default" has the meaning given to such term in Section 7(b)
      -------------------
herein.

     "Non-Voting Legend" has the meaning given to such term in Section 2(a)(7)
      -----------------
herein.

     "Options" has the meaning given to such term in Section 2(b)(2) herein.
      -------

     "Original Issue Date" has the meaning given to such term in the first
      -------------------
paragraph of this Security.

     "Payment Blockage Notice" has the meaning given to such term in Section
      -----------------------
7(b) herein.

     "Person" shall mean and include an individual, a partnership, a corporation
      ------
(including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

     "Purchaser Group" has the meaning given to such term in the Agreement.
      ---------------

     "Redemption Date" has the meaning given to such term in Section 1 hereof.
      ---------------

     "Registration Rights Agreement" means the Registration Rights Agreement,
      -----------------------------
dated as of January 15, 2002, between the Company and the initial holder of this Security.

     "Repurchase Date" has the meaning given to such term in Section 3(a)
      ---------------
herein.

     "Repurchase Notice" has the meaning given to such term in Section 3(b)
      -----------------
herein.

     "Repurchase Price" has the meaning given to such term in Section 3(f)(4)
      ----------------
herein.

     "Rights Agreement" means the Amended and Restated Rights Agreement between
      ----------------
the Company and Bank of New York dated as of November 21, 1998.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Security" means this 3.0% Convertible Subordinated Promissory Note due
      --------
January 15, 2007, which upon replacement by the Company in whole or in part in accordance with the terms herein shall be a new Security or Securities, as the case may be.

     "Senior Indebtedness" means the principal of, premium, if any, interest on
      -------------------
(including any interest accruing after the filing of a petition by or against the Company under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law) and any other payment obligation of the Company under the Company Credit Agreement or any related notes, guarantees, collateral documents, instruments, and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time with the same Lenders or one or more new commercial banks, provided, however, that (A) the amount of Senior
                      --------  -------
Indebtedness shall not exceed $85,000,000 in the aggregate, (B) that in no event shall the aggregate amount of Senior Indebtedness exceed fifty percent (50%) of the Company's then market capitalization; and (C) in order for any such obligation (other than pursuant to the Company Credit Agreement) to be considered "Senior Indebtedness," the terms of the contract, instrument or other agreement shall not expressly restrict the delivery of a Repurchase Notice by any holder hereof or the payment of the (1) Repurchase Price (or other amounts payable to holder) upon exercise of the holder's rights (voluntarily or automatically) under Section 3 herein, (2) cash for NASD Excess Shares or HSR Excess Shares under Section 2(a)(6)(iv) or 2(a)(7)(v), respectively, herein, and/or (3) any regularly scheduled payment of principal or interest on this Security, other than under the circumstances described in Section 7 hereof.

     "Significant Subsidiary" has the meaning given to such term in Section 1.02
      ----------------------
of Regulation S-X as promulgated by the Securities and Exchange Commission and shall include without limitation as of the date hereof Artesyn North America, Inc. and Artesyn Technologies Communications Products, Inc.

     "Subsidiary" shall mean (a) any corporation of which more than 50% of the
      ----------
issued and outstanding equity securities having ordinary voting power to elect a majority of the board of directors of such corporation is at the time directly or indirectly owned or controlled by the Company, (b) any partnership, joint venture, limited liability company or other association of which more than 50% of the equity interests having the power to vote, direct or control the management of such partnership, joint venture, limited liability company or other association is at the time directly or indirectly owned and controlled by the Company, and (c) any other entity included in the financial statements of the Company on a consolidated basis.

     "Trading Day" means (i) if the Common Stock is admitted to trading on the
      -----------
Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; (ii) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or any other national securities exchange, a day on which such exchange is open for business; or (iii) if the Common Stock is not admitted to trading on the Nasdaq National Market or listed or admitted for trading on any national securities exchange or any other system of automated dissemination of quotation of securities prices, a day on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

     "Warrant" means the warrant issued as of the date hereof by the Company to
      -------
the initial holder of this Security, or any security issued in replacement or in lieu thereof.

   9.  Other.

          (a) No provision of this Security shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, if any, on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as herein provided.

          (b) The Company will give prompt written notice to the holder of this Security of any change in the location of the Designated Office. Any notice to the Company or to the holder of this Security shall be given in the manner set forth in the Agreement, provided that the holder of this Security, if not a party to the Agreement, may specify alternative notice instructions to the Company.

          (c) Transfers of this Security shall only be made in accordance with the provisions of this paragraph (c).

               (i) At any time on or after the third anniversary of Original Issue Date of this Warrant, the holder of this Security may transfer this Security, in whole or in part (having a principal amount of not less than $5,000,000) pursuant to the terms of subparagraph (iii) below.

               (ii) Notwithstanding the rights set forth in subparagraph (i) above, the holder of this Security may transfer this Security, in whole or in part, from time to time and at any time after the Original Issue Date, to any affiliate (or affiliate(s) thereof, direct or indirect) of the initial holder, or to any affiliate(s), direct or indirect, of such transferee(s), pursuant to the terms of subparagraph (iii) below.

               (iii) The transfer of this Security is registrable on the register maintained by the Company upon surrender of this Security for registration of transfer at the Designated Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Such Securities are issuable only in registered form without coupons in an amount no less than $5,000,000. No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith. Prior to due presentation of this Security for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Security is registered as the owner thereof for all purposes, whether or not this Security be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

          (d) This Security shall be governed by and construed in accordance with the internal laws of the State of New York, United States of America, applicable to contracts entered into and to be performed wholly within such State.


                 [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

Dated: January 15, 2002

                                    ARTESYN TECHNOLOGIES, INC.

                                    By:_______________________

                                    Name:_____________________

                                    Title:____________________





                      SIGNATURE PAGE TO CONVERTIBLE NOTE

ELECTION OF HOLDER TO REQUIRE REPURCHASE

     1. Pursuant to Section 3(a) of this Security, the undersigned hereby elects to have all or a portion of this Security (in an amount not less than $1,000,000) repurchased by the Company.

     2. The undersigned hereby directs the Company to pay [choose one] (a) it or (b) Name: __________________; address: __________________; Social Security or
Other Taxpayer Identification Number, if any: ____________, an amount in cash equal to the Repurchase Price, as provided herein.

                        Dated: _______________________



                        HOLDER:______________________________

                            By:______________________________

                            Name:____________________________

                            Title:___________________________



Number of shares of Common Stock
owned by the holder and its affiliates: ___________________

Principal amount to be repurchased: _______________________

Remaining principal amount following
such repurchase: ______________________

NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                               CONVERSION NOTICE

     The undersigned holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (in an amount not less than $1,000,000) below designated, into Common Stock in accordance with the terms of this Security, and directs that such shares, together with a check in payment for any fractional share and any Security representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If Common Stock or Securities are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.



                         Dated: _______________________



                         HOLDER:____________________________

                            By:_____________________________

                            Name:___________________________

                            Title:__________________________



If shares or Securities are to be registered in the name of a Person other than the holder, please print such Person's name and address:

_________________________
Name

_________________________
Address

_________________________
Social Security or other Taxpayer Identification Number, if any

If only a portion of the Securities is to be converted, please indicate:

1. Principal amount to be converted: $___________

2. Principal amount of Security representing unconverted principal amount to be issued:

Amount: $________

                                      -3-